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                             OLYMPIC FINANCIAL LTD.

                                  SUBSIDIARIES

                                              STATE OF     NUMBER OF  PERCENT OF
                                            INCORPORATION   SHARES     OWNERSHIP
                                           --------------  ---------  ---------

Olympic Receivables Financing Corporation         MN         1,000        100%
Olympic Receivables Capital Corp.                 DE           100        100%
Olympic 1992-B Receivables Capital Corp.          DE           100        100%
Olympic Receivables Marketing Corp.               MN         1,000        100%
Olympic Receivables Finance Corp.                 DE           100        100%
Olympic First GP Inc.                             DE           100        100%
Olympic Second GP Inc.                            DE           100        100%
Olympic Receivables Finance Corp. II              DE           100        100%
Arcadia Receivables Conduit Corp.                 DE           100        100%